UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                    --------


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  May 28, 2002


                         VIDEOLOCITY INTERNATIONAL, INC.
                         -------------------------------
             (Exact Name of Registrant as Specified in its Charter)



    NEVADA                          33-2310-D                    87-0429154
--------------                     -----------                 ---------------
State or Other                     (Commission                 (IRS Employer
 Jurisdiction)                     File Number)                Identification
                                                                  Number)

           358 South 700 East, Suite B604, Salt Lake City, Utah 84102
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    (Address of Principal Executive Offices and Principal Place of Business)

Registrant's Telephone Number, Including Area Code: (801) 521-2808



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                                    FORM 8-K
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Item 5.  Other Events

         On May 28, 2002 Videolocity International, Inc. finalized an Equity Line of Credit Agreement, with Cornell Capital Partners, LP, a New Jersey-based domestic investment fund. Under the Equity Line, Videolocity has the right, but not the obligation, to require Cornell Capital to purchase shares of Videolocity common stock up to a maximum amount of $20,000,000 over a 24-month period. There is no minimum draw down although Videolocity may, at its sole discretion, draw up to $1,000,000 per month during the term of the Equity Line.

         Pursuant to terms of the Equity Line, Videolocity is required to file with the SEC a registration statement covering the shares to be acquired by Cornell Partners. The 24-month term commences on the effective date of the registration statement. Cornell Partners' purchase price will be 95% of the lowest closing bid price of Videolocity common stock during the five consecutive trading days immediately following receipt of Videolocity's notice of its intent to make a draw. Videolocity may make up to four draws per month at a maximum $250,000 per draw. In addition to the shares to be issued under the Equity Line, Videolocity will include in its registration statement an additional 300,000 shares being issued to Cornell Partners and the Placement Agent in connection with the execution of the Equity Line.

         Videolocity has issued a press release announcing the Equity Line, a copy of which appears as Exhibit 99.1 annexed hereto.

Item 7.  Exhibits

         (c) Exhibits. 99.1    Videolocity's press release dated May 29, 2002.



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                                   SIGNATURES
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         In accordance with the  requirements of the Securities  Exchange Act of
1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 Videolocity International, Inc.



Date:  May 29, 2002              By:  /s/ ROBERT E. HOLT
                                          --------------------------------------
                                          Robert E. Holt
                                          President and Chief Executive Officer

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